UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2008.

PRINCIPAL CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50389	98-0389183
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Suite 100-9375 E. Shea Blvd.
Scottsdale, AZ, 85260

(Address of principal executive offices)

 Telephone: 480-214-9588

(Registrant's telephone number, including area code)

FORTUNA GAMING CORP.
269 South Beverly Suite 1064
Beverly Hills, CA, 90212

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[     ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[     ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[     ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02  Termination of a Material Definitive Agreement

On November 7, 2008, as previously disclosed in an 8K filed by the Company on November 12, 2008, certain shareholders of the Company entered into definitive stock purchase agreements with various shareholders (the `Purchasers`) of Principal Capital Group, Inc., a Nevada Corporation to acquire a controlling interest in the Company.  For reasons unknown to the Company, the Purchasers were unable to complete their payment obligations pursuant to the terms of that certain agreement.  As a result, on December 19, 2008, a majority of the shareholders of the Corporation voted to reverse the transaction, remove the management appointed by the Purchaser, and re-appoint Alan Miller as the sole director and officer of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Departure of Directors and Certain Officers

Pursuant to the resolution referred to above, the shareholders of the Company have removed the following officers and directors of the Company, namely:

a.	Michael Osborn as President, Treasurer, Secretary, and Director of the Company;

b.	Brian Southard as Director of the Company; and

c.	Harold Gregg as Vice-President and General Counsel of the Company.

Election of Directors and Appointment of Certain Officers

The shareholders of the Company have re-appointed Alan Miller as the sole Director, President, and Secretary of the Company.

Item 9.01 Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits

Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRINCIPAL CAPITAL GROUP, INC.

Date: December 19, 2008	By:	/s/ Alan Miller
President and Director